UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 3, 2008

                             PATAPSCO BANCORP, INC.
                             ----------------------
               (Exact Name of Registrant as Specified in Charter)

           Maryland                       0-28032              52-1951797
-----------------------------       --------------------    -------------------
(State or Other Jurisdiction)       (Commission File No.)    (I.R.S. Employer
      of Incorporation)                                      Identification No.)


1301 Merritt Boulevard, Dundalk, Maryland                      21222
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(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code:  (410) 285-1010
                                                     --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.02   Termination of a Material Definitive Agreement
            ----------------------------------------------

     Termination Agreement. On January 3, 2008, Patapsco Bancorp, Inc. ("Patapsco") entered into a Mutual Termination Agreement (the "Termination Agreement") by and among Patapsco, Bradford Bancorp, Inc., ("Bradford Bancorp"), Bradford Bank MHC, (the "MHC"), Bradford Mid-Tier Company, ("Bradford Mid-Tier") and Bradford Bank, ("Bradford Bank", and collectively with Bradford Bancorp, the MHC and Bradford Mid-Tier, "Bradford").

     Under the terms of the Termination Agreement, Bradford and Patapsco have mutually terminated the Agreement and Plan of Merger ("Merger Agreement") that the parties previously executed on March 19, 2007. Pursuant to the Termination Agreement, Bradford Mid-Tier has agreed to pay Patapsco a termination fee of $2.0 million payable in the form of a promissory note. The promissory note matures on December 31, 2008 and provides for interest equal to the prime rate plus one percent. On August 1, 2008, this rate will increase to the prime rate plus three percent. The Termination Agreement also provides for a mutual release of claims in connection with the termination of the Merger Agreement.

     The Merger Agreement is incorporated by reference and is included to this report and was filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on March 20, 2007. The Termination Agreement is incorporated by reference into this report and is filed as Exhibit 2.2. Also incorporated into this report is the press release announcing the termination of the Merger Agreement, which is filed as Exhibit 99.1.

     Circumstances Surrounding Termination. Bradford Bancorp was advised by its marketing agent that, given the downturn in the market for financial institutions since the signing of the Merger Agreement and the mailing of the stock offering prospectus on October 29, 2007, it was unlikely that Bradford Bancorp would be able to sell the minimum number of shares necessary to complete its public offering unless Bradford Bancorp's valuation was lowered in such a way so as to lower the price-to-tangible book value ratio, which is a measure that many investors use to gauge the attractiveness of an investment. Due to the financial structure of the transaction, in order to obtain a new valuation that reflects a lower price-to tangible book value ratio and complete the merger with Patapsco, Bradford Bancorp would be required to significantly reduce the merger consideration.

     Based on the above, Bradford Bancorp's board of directors communicated to the board of directors of Patapsco a proposal to significantly lower the price per share to be paid to Patapsco Bancorp stockholders. After review, the board of directors of Patapsco concluded that the revised proposal submitted by Bradford Bancorp was not sufficient to compensate Patapsco's stockholders for the risk they would incur if Patapsco continued to pursue a transaction contingent on a stock offering in the current bank stock market. As a result, the Patapsco board of directors concluded that it would be in the best interests of its stockholders to negotiate the termination of the merger agreement.

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Item 9.01.  Financial Statements and Exhibits
            ---------------------------------

     (a) Financial Statements of Businesses Acquired. Not applicable.
     (b) Pro Forma Financial Information. Not applicable.
     (c) Shell Company Transactions. Not applicable.
     (d) Exhibits.

The following Exhibits are attached as part of this report:

         2.1   Agreement and Plan of Merger dated March 19, 2007*
         2.2 Mutual Termination Agreement dated January 3, 2008 including a Promissory Note dated January 3, 2008
         99.1  Press Release dated January 3, 2008
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* Incorporated by reference from Exhibit 2.1 to the Company's Current Report on
Form 8-K filed on March 21, 2007.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       PATAPSCO BANCORP, INC.



DATE:  January 3, 2008                 By: /s/ Michael J. Dee
                                           ----------------------------------
                                           Michael J. Dee
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX


         2.1   Merger Agreement dated March 19, 2007*

         2.2 Termination Agreement dated January 3, 2008 including a Promissory Note dated January 3, 2008

         99.1  Press Release dated January 3, 2008
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* Incorporated by reference from Exhibit 2.1 to the Company's Current Report on
Form 8-K filed on March 21, 2007.